SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    November 10, 1995


                        Wisconsin Power and Light Company
             (Exact name of registrant as specified in its charter)


     Wisconsin                        0-337                    39-0714890
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                222 West Washington Avenue, Madison, Wisconsin 53703 (Address of principal executive offices, including zip code)


                                 (608) 252-3311
                         (Registrant's telephone number)

   Item 5.     Other Events.

          WPL Holdings, Inc. ("WPL"), a holding company incorporated under the laws of the State of Wisconsin and the parent corporation of Wisconsin Power and Light Company (the "Company"), IES Industries Inc. ("IES"), a holding company incorporated under the laws of the State of Iowa, Interstate Power Company ("IPC"), an operating public utility incorporated under the laws of the State of Delaware, and AMW Acquisition, Inc. ("AMW"), a wholly owned subsidiary of WPL incorporated under the laws of the State of Delaware, have entered into an Agreement and Plan of Merger, dated as of November 10, 1995 (the "Merger Agreement"), providing for (a) the merger of IES with and into WPL, which merger will result in the combination of WPL and IES as a single holding company (the "IES Merger"), and (b) the merger of AMW with and into IPC, which merger will result in IPC becoming a wholly owned subsidiary of WPL (the "IPC Merger", and together with the IES Merger, the "Merger"). The Merger has been approved by the Board of Directors of each of the constituent companies and is expected to close promptly after all of the conditions to the consummation of the Merger, including obtaining shareowner approvals and all applicable regulatory approvals, are fulfilled or waived. The regulatory approval process is expected to take approximately 12 to 18 months.

          In the Merger, WPL will change its name to Interstate Energy Corporation ("Interstate Energy") and, following the Merger, Interstate Energy will be the parent company of the Company, IES's present utility subsidiary, IES Utilities Inc. ("Utilities"), and IPC, and will be registered under the Public Utility Holding Company Act of 1935, as amended.

          The Merger Agreement contains certain covenants of the parties pending the consummation of the Merger. Generally, the parties and their subsidiaries, including the Company, must carry on their businesses in the ordinary course consistent with past practice, may not increase dividends on common stock in excess of current levels in the case of IES and IPC and beyond a specified limit in the case of WPL, and may not issue any capital stock beyond certain limits. The Merger Agreement also contains restrictions on, among other things, charter and bylaw amendments, acquisitions, capital expenditures, dispositions, incurrence of indebtedness, certain increases in employee compensation and benefits, and affiliate transactions.

          Following the Merger, the Company's Board of Directors is expected to consist of 15 directors, 6 of whom will be designated by WPL, 6 of whom will be designated by IES and 3 of whom will be designated by IPC. Mr. Erroll B. Davis, Jr., the current President and Chief Executive Officer of WPL and the Company, will continue to serve as President and Chief Executive Officer of Interstate Energy and the Company after the Merger and will also become the Chief Executive Officer of Utilities and IPC.

          The business of Interstate Energy will consist of utility operations and various non-utility enterprises, and it is expected that its utility subsidiaries will serve more than 850,000 electric customers and 360,000 natural gas customers in Iowa, Illinois, Minnesota and Wisconsin.

          In response to the announcement of the Merger, Standard and Poor's Corporation ("S&P") placed its ratings of the Company's "AA" rated senior secured debt, "AA-" rated preferred stock and "A-1+" rated commercial paper on CreditWatch with negative implications. The ratings of Utilities' "A" rated senior secured debt, "A-" rated preferred stock and "A-1" rated commercial paper were placed on CreditWatch with positive implications. The ratings of IPC's "A+" rated senior secured debt, "A" rated senior unsecured debt, "A" rated preferred stock and "A-1" rated commercial paper were affirmed. S&P indicated that if the Merger is completed, the likely credit ratings for the senior secured debt of the Company, Utilities and IPC are expected to be "A+".

          Moody's Investors Service ("Moody's") placed the Company's "Aa2" rated senior secured debt, "(P)Aa2" rated senior secured debt shelf registration, "aa3" rated preferred stock, "(P)aa3" rated preferred stock shelf registration and "Aa3" counterparty rating under review for possible downgrade. The ratings of Utilities' "A2" rated senior secured debt, "(P)A2" rated senior secured debt shelf registration, "A2" rated secured pollution control bonds, "A3" unsecured pollution control bonds, "(P)A3" rated senior unsecured debt shelf registration, "(P)Baa1" rated junior subordinated unsecured debt shelf registration and "A3" counterparty rating have been placed under review for possible upgrade. In addition, IPC's "A1" rated senior secured debt, "(P)A1" rated senior secured debt shelf registration, "A2" rated unsecured pollution control bonds, "a2" rated preferred stock, "(P)a2" rated preferred stock shelf registration and "A2" counterparty rating have been placed under review for possible downgrade. Moody's indicated that the "Prime-1" short term ratings of the three companies are not under review.

          WPL, IES and IPC recognize that, as a result of the new registered holding company structure, the Securities and Exchange Commission (the "SEC") may require divestiture of their existing gas operations and certain non-utility operations, but they will seek approval from the SEC to maintain such businesses. If divestiture is ultimately required, the SEC has historically allowed companies sufficient time to accomplish divestitures in a manner that protects shareowner value. The Company cannot predict what action may be required by the SEC or the effect of any divestiture if required. Furthermore, the Company cannot predict what actions might be required by other federal or state regulatory authorities as a condition to approval of the Merger.

          The Merger will not impair the lien of the Company's Indenture of Mortgage or Deed of Trust, dated August 1, 1941 (as amended and supplemented, the "Indenture"), securing its First Mortgage Bonds, will not impair the rights and powers of the trustees or debtholders under the Indenture, and will not impair or alter in any way the rights, preferences or limitations of any shares of the Company's Preferred Stock, without par value.

          The Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of certain provisions of the Merger Agreement set forth above is qualified in its entirety by reference to that agreement.


   Item 7.     Financial Statements and Exhibits.

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Exhibit.

               The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        WISCONSIN POWER AND LIGHT COMPANY


   Date:  November 22, 1995             By:  /s/ William D. Harvey
                                        William D. Harvey
                                        Senior Vice President

                        WISCONSIN POWER AND LIGHT COMPANY

                            EXHIBIT INDEX TO FORM 8-K
                         Report Dated November 10, 1995



                             Exhibit

        (2.1)    Agreement and Plan of Merger, dated as
                 of November 10, 1995, by and among WPL
                 Holdings, Inc., IES Industries Inc.,
                 Interstate Power Company and AMW
                 Acquisition, Inc.*


   * The schedules and exhibits to this document are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.